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                                                                   EXHIBIT 23(a)







The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-15253) as amended of Wells Fargo & Company of our report dated January 16, 1996 except as to Note 15, which is as of February 27, 1996, incorporated by reference in the Annual Report on Form 10-K of Wells Fargo & Company for the year ended December 31, 1995 and to the reference of our firm under the heading "Experts" in the prospectus.

                                           KPMG Peat Marwick LLP


San Francisco, CA
December 3, 1996